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SCHEDULE A   (Dollars in Thousands, except per share data and ratios)

AG SERVICES OF AMERICA, INC.
                           ----------------For the Years Ended February 28,----------------       For 3 Months ended May 31  Sep 21
                           1993        1994        1995        1996        1997        1998             1997         1998      1998



SELECTED BALANCE SHEET ITEMS                                                                                  (Unaudited)

Accounts Receivable     $15,580     $17,677     $22,316     $31,821     $43,454     $71,801                     $176,418
Inventory                 1,691       2,345       2,436       3,075       2,841       2,972                        1,331
Current Assets           17,755      23,822      29,362      44,577      49,932      77,383                      180,211
Current Liabilities       9,224         788       7,816      20,965      22,557      43,577                      146,359
Working Capital           8,531      23,034      21,546      23,611      27,375      33,806                       33,852
Short Term Debt                                              19,850      21,000      39,328                      121,820
Current Maturities LTD        0           0           0           0           0           0                            0
Long Term Debt                0      13,800      13,800      13,800           0       5,915                        6,650
Stockholders' Equity     11,760      14,198      16,660      20,421      38,216      43,756                       46,372
Total Capitalization     11,760      27,998      30,460      34,221      38,216      49,671                       53,022
Total Assets             20,983      28,786      38,277      55,186      60,773      93,248                      199,381

SELECTED INCOME STATEMENT ITEMS

Sales                    51,088      61,644      81,936     106,869     137,443     172,717           78,339      97,720
Cost of Goods Sold       46,447      56,296      75,247      98,281     127,698     162,197           73,953      92,362
Gross Profit              4,641       5,348       6,689       8,589       9,745      10,520            4,386       5,358
Other Income              3,474       3,910       5,530       7,817      10,204      13,356            2,436       3,809
Interest Expense          1,308       1,720       2,784       4,258       4,580       5,536              810       1,504
Deprec and Amort Exp         90         188         248         290         257         422               84         110
Sell, Gen & Admin Exp     2,604       3,404       4,263       5,422       6,404       7,316            1,811       2,044
Other Operating Exp         812       1,050       1,409       1,863       2,290       2,963            1,257       1,827
Other Expenses              490           0           0           0           0           0                0           0
Pre-Tax Income            2,901       3,084       3,763       4,863       6,675       8,061            2,944       3,792
Taxes                     1,045       1,117       1,361       1,730       2,329       2,880            1,022       1,363
Net Inc Contin Ops        1,856       1,967       2,402       3,133       4,346       5,181            1,922       2,429
Discon Ops and/or Extrao      0           0           0           0           0           0                0           0
Net Income                1,856       1,967       2,402       3,133       4,346       5,181            1,922       2,429
EBITDA                    4,299       4,992       6,795       9,410      11,512      14,019            3,838       5,406

SELECTED LIQUIDITY, COVERAGE & LEVERAGE RATIOS

Current Ratio              1.92       30.23        3.76        2.13        2.21        1.78                         1.23
Collection Period (Days)  91.50       98.46       89.08       92.45       99.95      121.78                  *    235.82 *
Inventory Turnover        33.31       27.90       31.48       35.67       43.17       55.80                  *     83.94 *
Sales/Assets (Avg.)        2.92        2.48        2.44        2.29        2.37        2.24                  *      1.31 *
EBIT/Interest              3.22        2.79        2.35        2.14        2.46        2.46                  *      2.43 *
EBITDA/CMLTD+Interest      3.29        2.90        2.44        2.21        2.51        2.53                  *      2.50 *
Equity/Assets (Avg.)       0.62        0.52        0.46        0.40        0.51        0.53                         0.31
Equity/Ttl.Capital (Avg.)  1.00        0.65        0.53        0.57        0.81        0.93                         0.88


SELECTED PROFITABILITY RATIOS

N I Cont Ops/Sales        3.63%       3.19%       2.93%       2.93%       3.16%       3.00%                 *      2.96%*
N I Cont Ops/Avg Equity  17.19%      15.16%      15.57%      16.90%      14.82%      12.64%                 *     12.62%*
N I Cont Ops/Avg Assets  10.62%       7.90%       7.16%       6.70%       7.50%       6.73%                 *      3.89%*
Gross Profit/Sales        9.08%       8.68%       8.16%       8.04%       7.09%       6.09%            5.60%       5.48%
Operating Expenses/Sale   6.69%       7.23%       6.92%       6.82%       6.33%       5.95%            3.92%       3.96%
Taxes/Pre-Tax Income     36.02%      36.22%      36.16%      35.57%      34.89%      35.73%           34.71%      35.94%

SELECTED EARNINGS AND PRICING RATIOS                                                                                    (Unaudited)

LTM EPS From Cont Ops    $0.53       $0.52       $0.60       $0.73       $0.84       $0.96                        $1.05   $1.05 **
Wtd Avg EPS Cont Ops 5Yr                                                             $0.80                                $0.80 ***
For Next Year EPS (2/99)                                                                                                  $1.08
Fully Diluted EPS        $0.53       $0.52       $0.60       $0.73       $0.84       $0.96            $0.36       $0.45
Dividend Per Share       $0.00       $0.00       $0.00       $0.00       $0.00       $0.00            $0.00       $0.00   $0.00 ****
Dividend Yield                                                                                         0.00%               0.00%
Percentage Payout         0.00%       0.00%       0.00%       0.00%       0.00%       0.00%            0.00%       0.00%   0.00%
Last 12 Mo Sales / Share 14.50      $12.60      $15.91      $20.55      $25.68      $31.84                       $35.21   $35.21 **
Last 12 Mo EBITDA / Share$1.22       $1.02       $1.32       $1.81       $2.15       $2.58                        $2.86   $2.86 **
Book Value Per Share     $3.49       $4.09       $4.78       $5.65       $7.44       $8.45                        $8.91   $8.91 **
Price Per Share                                                                     $17.38                                $13.88
Invested Capital Per Share                                                          $26.11                                $38.57
Price Per Share / LTM EPS - Continuing Operations                                    18.10 x                               13.21 x
Price Per Share / Wt. Avg. EPS Cont. Ops. (5 years)                                  21.59 x                               17.24 x
Price Per Share / Forecasted EPS                                                                                           12.85 x
Price Per Share / Book Value Per Share                                                2.06 x                               1.56 x
Price Per Share / Sales Per Share (LTM)                                               0.55 x                               0.39 x
Price Per Share / EBITDA Per Share (LTM)                                              6.72 x                               4.86 x
Invested Capital Per Share / Sales Per Share (LTM)                                    0.82 x                               1.10 x
Invested Capital Per Share / EBITDA Per Share (LTM)                                  10.11 x                              13.50 x
End of Period Shares Outstanding                          3,611,350   5,135,719   5,177,154                    5,203,004
Wtd Avg Shares Outs   3,524,278   4,893,838   5,150,556   5,201,231   5,352,257   5,424,977        5,413,000   5,456,000

SELECTED GROWTH RATE CALCULATIONS

CAGR in Assets (1,2,3,4,5 Yrs.)                   37.19%      35.06%      38.03%      30.45%      34.76%
CAGR in Sales (1,2,3,4,5 Yrs.)                    20.66%      26.64%      27.89%      28.07%      27.59%
CAGR in F.D. EPS Cont. Ops. (1,2,3,4,5 Yrs.)      -1.89%       6.40%      11.26%      12.20%      12.62%
EPS Cont. Ops. (5 Year Average)                                                                   $0.73
EPS Cont. Ops. (5 Year Standard Deviation)                                                        $0.16
CAGR in F.D. EPS (1,2,3,4,5 Yrs.)                 -1.89%       6.40%      11.26%      12.20%      12.62%
EPS (5 Year Average)                                                                              $0.73
EPS (5 Year Standard Deviation)                                                                   $0.16






                                                      EPS Cont. Ops. - Earnings per share before discontinued
                                                          operations and/or extraordinary and nonrecurring items
                                                      nmf - Not meaningful
                                                      * Annualized
                                                      ** As of 5/31/98
                                                      *** As of 2/28/98
                                                      **** Indicated dividend rate



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